SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  November 25, 1997



                              LUMISYS INCORPORATED
              (Exact name of registrant as specified in its charter)


                                     Delaware
                  (State or other jurisdiction of incorporation)



       0-26832                                           77-0133232
(Commission File No.)                        (IRS Employer Identification No.)



                                 225 Humboldt Court
                                Sunnyvale,  CA 94089

                  (Address of principal executive offices and zip code)



    Registrant's telephone number, including area code: (408) 733-6565






ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

THIS CURRENT REPORT ON FORM 8-K (THE "REPORT") CONTAINS FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING RISKS THAT THE INTEGRATION OF THE OPERATIONS, TECHNOLOGIES, PRODUCTS AND EMPLOYEES OF LUMISYS INCORPORATED, A DELAWARE CORPORATION ("LUMISYS"), AND COMPURAD, INC., A DELAWARE CORPORATION ("COMPURAD"), MIGHT NOT OCCUR AS ANTICIPATED; THAT THE SYNERGIES EXPECTED TO RESULT FROM THE MERGER DESCRIBED BELOW MIGHT NOT OCCUR AS ANTICIPATED; THAT MANAGEMENT'S ATTENTION MIGHT BE DIVERTED FROM DAY-TO-DAY BUSINESS ACTIVITIES; AND THAT GREATER THAN NORMAL EMPLOYEE TURNOVER MIGHT OCCUR. IN ADDITION, THERE ARE NORMAL RISKS AND UNCERTAINTIES ASSOCIATED WITH LUMISYS' BUSINESS, INCLUDING THE TIMELY DEVELOPMENT, ACCEPTANCE AND PRICING OF NEW PRODUCTS AND THE IMPACT OF COMPETITIVE CONDITIONS. ACTUAL RESULTS AND DEVELOPMENTS MAY DIFFER MATERIALLY FROM THOSE DESCRIBED IN THIS REPORT. FOR MORE INFORMATION ABOUT LUMISYS AND RISKS RELATING TO INVESTING IN LUMISYS, REFER TO LUMISYS'S MOST RECENT REPORTS ON FORM 10-K AND FORM 10-Q, AND THE RECENT REGISTRATION STATEMENT ON FORM S-4 RELATED TO THE MERGER DESCRIBED BELOW, AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") ON NOVEMBER 4, 1997.

On September 28, 1997, SAC Acquisition Corporation ("Merger Sub"), which was a wholly owned subsidiary of Lumisys, was merged with and into CompuRAD, pursuant to an Agreement and Plan of Merger and Reorganization (the "Agreement") dated as of September 28, 1997 among Lumisys, Merger Sub and CompuRAD. The terms of the Agreement were determined through arms' length negotiations between Lumisys and CompuRAD.

The merger of Merger Sub with and into CompuRAD (the "Merger") became effective at the time of the filing of a Certificate of Merger with the Delaware Secretary of State on November 25, 1997 (the "Effective Time"). At the Effective Time: (i) Merger Sub ceased to exist; (ii) CompuRAD, as the surviving corporation in the Merger, became a wholly owned subsidiary of Lumisys; and (iii) subject to the provisions of the Agreement relating to the payment of cash in lieu of fractional shares, each share of CompuRAD Common Stock, par value $0.01 per share ("CompuRAD Common Stock"), outstanding immediately prior to the Effective Time (except for any such shares held by CompuRAD as treasury stock and any such shares held by Lumisys or any subsidiary of Lumisys or CompuRAD, which shares, if any, were canceled) was converted into the right to receive nine hundred twenty-eight thousandths (0.928) of a share of Common Stock, $0.001 par value per share, of Lumisys ("Lumisys Common Stock").

In addition, pursuant to the Agreement, at the Effective Time, all rights with respect to CompuRAD Common Stock under CompuRAD stock options then outstanding, were converted into and became rights with respect to Lumisys Common Stock, and Lumisys assumed each such outstanding CompuRAD stock option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. By virtue of the assumption by Lumisys of such CompuRAD stock options, from and after the Effective Time: (i) each CompuRAD stock option assumed by Lumisys may be exercised solely for Lumisys Common Stock; (ii) the number of shares of Lumisys Common Stock subject to each such CompuRAD stock option is equal to the number of shares of CompuRAD Common Stock subject to such CompuRAD stock option immediately prior to the Effective Time multiplied by 0.928 (the exchange ratio in the Merger), rounded down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share); and (iii) the per share exercise price under each such CompuRAD stock option was adjusted by dividing the per share exercise price under such CompuRAD stock option by 0.928 and rounding up to the nearest cent.

In addition, pursuant to the Agreement, at the Effective Time, all rights with respect to CompuRAD warrants then outstanding, were converted into and became rights with respect to Lumisys Common Stock, and Lumisys assumed each such outstanding CompuRAD warrant in accordance with the terms of such warrants.
By virtue of the assumption by Lumisys of such CompuRAD warrants, from and after the Effective Time: (i) each CompuRAD warrant assumed by Lumisys may be exercised solely for Lumisys Common Stock; (ii) the number of shares of Lumisys Common Stock subject to each such CompuRAD warrant is equal to the number of shares of CompuRAD Common Stock subject to such CompuRAD warrant immediately prior to the Effective Time multiplied by 0.928 (the exchange ratio in the Merger), rounded down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share); and
(iii) the per share exercise price under each such CompuRAD warrant was adjusted by dividing the per share exercise price under such CompuRAD warrant by 0.928 and rounding up to the nearest cent.

The former stockholders of CompuRAD are receiving approximately 3,722,110 shares of Lumisys Common Stock pursuant to the Merger. In addition, approximately 401,760 shares of Lumisys Common Stock may be issued in connection with the exercise of the CompuRAD stock options assumed by Lumisys and approximately 92,800 shares may be issued in connection with the exercise of the CompuRAD warrants assumed by Lumisys.

The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is expected to be accounted for as a pooling of interests. A copy of the press release announcing the consummation of the Merger is attached hereto as Exhibit 99.1.

CompuRAD is a leading provider of Teleradiology and PACS software products designed to capture, distribute, manage, store and view radiology images to enable faster patient diagnosis and treatment. CompuRAD also offers an innovative Clinical Data Repository and Access product called ClinicalWare which combines Internet/Intranet and Object technologies.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  Financial Statements of the Business Acquired

              (1) The required financial statements with respect to the acquired business referred to in Item 2 of this Report are incorporated by reference from pages F-19 through F-30 of the Proxy Statement/Prospectus dated November 4, 1997 included in Lumisys' Registration Statement on Form S-4
(No. 333-39395), as filed with the Commission on November 4, 1997 and are hereby incorporated by reference.

          (b)  Pro Forma Financial Information

              (1) The required pro forma financial information with respect to the acquired business referred to in Item 2 of this Report are incorporated by reference from pages 65 through 67 of the Proxy Statement/Prospectus dated November 4, 1997 included in Lumisys' Registration Statement on Form S-4
(No. 333-39395), as filed with the Commission on November 4, 1997 and are hereby incorporated by reference.

          (c)  Exhibits

Exhibit No.       Description
-----------       ------------

    2 Agreement and Plan of Merger and Reorganization dated as of September 28, 1997, among Lumisys Incorporated ("Lumisys"), a Delaware corporation, SAC Acquisition Corporation, a Delaware corporation, and CompuRAD, Inc., a Delaware corporation (incorporated by reference to Lumisys' Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on October 6, 1997)

   23.1            Consent of Ernst & Young LLP

   99.1            Press Release of Lumisys dated November 25, 1997

   99.2 Pages F-19 through F-30 of the Proxy Statement/Prospectus dated November 4, 1997, included in Lumisys' Registration Statement on Form S-4 (No. 333-39395) as filed with the Commission on November 4, 1997

   99.3 Pages 65 through 67 of the Proxy Statement/Prospectus dated November 4, 1997 included in Lumisys' Registration Statement on Form S-4 (No. 333-39395) as filed with the Commission on November 4, 1997





                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Lumisys Incorporated



Dated:  December 9, 1997                   By:  /s/ Stephen J. Weiss
                                             -----------------------------
                                               Stephen J. Weiss
                                               Chief Executive Officer






                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       ------------

     2 Agreement and Plan of Merger and Reorganization dated as of September 28, 1997, among Lumisys Incorporated ("Lumisys"), a Delaware corporation, SAC Acquisition Corporation, a Delaware corporation, and CompuRAD, Inc., a Delaware corporation (incorporated by reference to Lumisys' Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on October 6, 1997)

   23.1           Consent of Price Waterhouse LLP

   99.1           Press Release of Lumisys dated November 25, 1997

   99.2 Pages F-19 through F-30 of the Proxy Statement/Prospectus dated November 4, 1997, included in Lumisys' Registration Statement on Form S-4 (No. 333-39395) as filed with the Commission on November 4, 1997

   99.3 Pages 65 through 67 of the Proxy Statement/Prospectus dated November 4, 1997 included in Lumisys' Registration Statement on Form S-4 (No. 333-39395) as filed with the Commission on November 4, 1997



                                                                  EXHIBIT 23.1

                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Form 8-K of our report dated January 31, 1997 on the consolidated financial statements of CompuRAD, Inc. included in the Joint Proxy Statement of Lumisys Incorporated and CompuRAD, Inc. which is made a part of the Registration Statement on Form S-4, (File No. 333-39395) and Prospectus of Lumisys Incorporated for the registration of its shares of common stock.



Ernst & Young LLP
Tuscon, Arizona

December 9, 1997


                                                                  EXHIBIT 99.1
LUMISYS COMPLETES ACQUISITION OF COMPURAD

November 25, 1997 6:38 PM EST

SUNNYVALE, Calif., November 25/PRNewswire/ -- Lumisys Incorporated (Nasdaq:
LUMI) announced that it completed the acquisition of CompuRAD, Inc. (Nasdaq:
COMD), a leading provider of Teleradiology and PACS software. The acquisition, which was approved by both groups of stockholders today, based on the terms previously disclosed will create a worldwide leading supplier of Medical image management components.

Steve Weiss, Lumisys' Chief Executive Officer, commented "With the completion of this acquisition ,we will begin offering our customers radiology imaging software components, along with and integrated into our proven image digitization products," Weiss added, "With our strong OEM customer base and comprehensive line of products, we are now well positioned to be a world wide leading supplier of the components and appliances necessary for the radiology industry to make the transition from conventional film to electronic imaging."

"We are very excited to be part of the Lumisys family," said Phillip Berman, MD, previously President and Chief Executive Officer of CompuRAD, and now President of Lumisys. Dr. Berman added, "We think this combination will create long term value for stockholders, OEM and VAR customers, employees, and the radiology community in general."

Lumisys is a leading supplier of Teleradiology and PACS components. Lumisys designs, manufactures and markets a family of precision digitizers that convert medical images on film or video into digital format. Lumisys' digitizers process images from all commercially available medical imaging modalities, including X-Ray, CT, MRI, ultrasound and Nuclear Medicine. Lumisys' video digitization and compression products also have applications in scientific and industrial inspection, broadcast video and multimedia imaging markets. Lumisys also is a leading provider of Teleradiology and PACS software products designed to capture, distribute, manage, store and view radiology images to enable faster patient diagnosis and treatment. Additional information on Lumisys in available at www.lumisys.com.

This press release contains forward looking statements that involve risks and uncertainties. Such risks and uncertainties include risks that integration of operations, technologies and products of the combined companies night not occur as anticipated; that management's attention might be diverted from day to day business activities; and that greater than normal employee turnover might occur. In addition, there are normal risks and uncertainties associated with Lumisys' and CompuRAD's business, including the timely development, acceptance and pricing of now products and the impact of competitive conditions as well as the other risks detailed in the Registration Statement on Form S-4 filed by Lumisys on November 4, 1997.



                                                                  Exhibit 99.2


                    REPORT OF ERNST YOUNG LLP, INDEPENDENT AUDITORS


Board of Directors
CompuRAD, Inc.

We have audited the accompanying balance sheets of CompuRAD, Inc., as of December 31, 1996 and 1995, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1996, and for the six months ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CompuRAD, Inc., as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, and for the six months ended June 30, 1996 in conformity with generally accepted accounting principles.



                                                 /s/ Ernest & Young LLP

Tucson, Arizona
January 31, 1997


                                 COMPURAD, INC.

                                 BALANCE SHEETS
                                     ASSETS


                                                December 31,       June 30,
                                           ----------------------  ---------
                                              1996        1995       1997
                                           ----------  ----------  ---------
                                                                   (unaudited)
Current assets:
  Cash and cash equivalents                 $4,051,968  $   36,024  $1,702,469
  Accounts receivable, net of $140,000
   and $80,000 allowance at June 30, 1997
   and December 31, 1996, respectively       1,423,910     143,873   2,735,566
  Inventories                                  313,724     328,425     659,720
  Prepaid expenses and other                    75,789       4,689     196,523
Total current assets                         5,865,391     513,011   5,294,278
Property and equipment, net                    538,018     100,637     654,697
Total assets                                $6,403,409  $  613,648  $5,948,975

                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable                          $  558,290  $  578,978  $  872,783
  Accrued expenses                             456,428      95,864     331,942
  Customer deposits and unearned revenue       227,329     528,967     359,803
Total current liabilities                    1,242,047   1,203,809   1,564,528
Note payable to related party (Note 2)         117,969      99,969     121,935
Other liabilities to related party (Note 6)         --     541,676          --
Stockholders' equity (deficit) (Note 3):
  Preferred stock, $.01 par value; 5,000,000
   shares authorized; none issued or
   outstanding                                      --           --         --
  Common stock, $.01 par value; 20,000,000
   shares authorized, 3,860,710, 3,857,260
   and 2,186,100 shares issued and out-
   standing at June 30, 1997, December 31,
   1996 and 1995, respectively               6,551,967       25,966  6,551,972
  Stock subscriptions receivable                    --       (6,250)        --
  Paid in capital -- stock-based
   compensation and expenses                   467,500      100,000    473,500
  Accumulated deficit                       (1,976,074)  (1,351,522)(2,762,960)
Total stockholders' equity (deficit)         5,043,393   (1,231,806) 4,262,512
Total liabilities and stockholders'
 equity (deficit)                           $6,403,409   $  613,648 $5,948,975



                                 COMPURAD, INC.
                            STATEMENTS OF OPERATIONS


                         Years Ended December 31,    Six Months Ended June 30,
                    -------------------------------- ------------------------
                        1996       1995       1994       1997       1996
                    ---------- ---------- ---------- -----------  -----------
                                          (unaudited)
Net revenues        $6,914,453 $3,907,558 $1,521,884  $4,682,420  $3,180,345
Cost of revenues     3,776,829  2,721,726    963,017   2,458,621   1,879,181
Gross profit         3,137,624  1,185,832    558,867   2,223,799   1,301,164
Operating expenses:
  Selling and
   marketing         1,144,449    643,951    297,052   1,111,836      440,828
  Research and
   development       1,399,635    563,859    330,052   1,074,961      498,975
  General and
   administrative      913,249    456,994    147,326     880,391      353,556
  Amortization of
   intangible asset         --    203,333    203,334          --           --
  Stock-based
   compensation and
   expenses (Note 3)   367,500    100,000         --       6,000      361,500
Loss from operations  (687,209)  (782,305)  (418,897)   (849,389)    (353,695)
Other income
 (expense)              62,657    (10,208)    (8,793)     62,503       (7,211)
Net loss            $ (624,552)$ (792,513)$ (427,690) $ (786,886)  $ (360,906)
Net loss per
 common share       $    (0.21)$    (0.38)$    (0.25) $    (0.20)  $    (0.14)
Shares used in
 computing net
 loss per common
 share               2,920,956  2,080,595  1,700,433   3,858,980    2,605,406



                                 COMPURAD, INC.
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)


                                      Stock    Paid in
                                       Sub-    Capital
                   Common Stock    scriptions  Deferred   Accumu-
               --------------------    Rec-    Compen-    lated
                 Shares    Amount    eivable   sation     Deficit     Total
               --------- ---------- -------- --------- ----------- -----------

Balance at
 January 1,
 1994          1,063,500 $   11,090 $(6,250)       -- $  (131,319) $ (126,479)
Net loss              --         --      --        --    (427,690)   (427,690)
               --------- ---------- -------- --------- ----------- -----------
Balance at
 December 31,
 1994          1,063,500     11,090  (6,250)       --    (559,009)   (554,169)
Exercise of
 common stock
 options       1,122,600     14,876      --        --          --      14,876
Stock-based
 compensation
 and expenses
 (Note 3)             --         --      --   100,000          --     100,000
Net loss              --         --      --        --    (792,513)   (792,513)
               --------- ---------- -------- --------- ----------- -----------
Balance at
 December 31,
 1995          2,186,100     25,966  (6,250)  100,000  (1,351,522) (1,231,806)
Proceeds of
 initial public
 offering, net
 of offering
 costs of
 $933,000      1,150,000  5,967,000      --        --          --   5,967,000
Conversion of
 debt into
 common stock     93,480    541,676      --        --          --     541,676
Exercise of
 common stock
 options and
 common stock
 award           427,680     17,325      --        --          --      17,325
Collection of
 stock sub-
 scriptions
 receivable           --         --   6,250        --          --       6,250
Stock-based
 compensation
 and expenses
 (Note 3)             --         --      --   367,500          --     367,500
Net loss              --         --      --        --    (624,552)   (624,552)
               --------- ---------- -------- --------- ----------- -----------
Balance at
 December 31,
 1996          3,857,260  6,551,967      --   467,500  (1,976,074)  5,043,393
Exercise of
 common stock
 options and
 common stock
 award
 (unaudited)       3,450          5      --        --          --           5
Stock-based
 compensation
 and expenses
 (unaudited)
 (Note 3)             --         --      --     6,000          --       6,000
Net loss
 (unaudited)          --         --      --        --    (786,886)   (786,886)
               --------- ---------- -------- --------- ----------- -----------
Balance at
 June 30, 1997
 (unaudited)   3,860,710 $6,551,972 $    --  $473,500 $(2,762,960) $4,262,512



                                 COMPURAD, INC.
                           STATEMENTS OF CASH FLOWS

                          Years Ended December 31,    Six Months Ended June 30,
                   ---------------------------------- ------------------------
                      1996        1995        1994        1997        1996
                   ----------  ----------  ----------  ----------- -----------
Operating Activities:
Net loss           $ (624,552) $ (792,513) $ (427,690)  $ (786,886) $(360,906)
Adjustments to
 reconcile net
 loss to net cash
 (used in) provided
 by operating activities:
  Depreciation and
   amortization        74,609     242,618     229,185      113,990     25,270
  Stock-based
   compensations and
   expenses           367,500     100,000          --        6,000    361,500
  Provision for
   bad debt            80,000          --          --       60,000         --
  Changes in
   operating assets
   and liabilities:
   Accounts
    receivable     (1,360,037)    (31,457)      4,128   (1,371,656)  (549,939)
   Inventories         14,701    (199,577)   (101,918)    (345,996)    79,303
   Prepaid expenses
    and other         (71,100)     (4,689)         --     (120,734)      (877)
   Accounts payable
    and accrued
    expenses          339,876     349,131     197,955      193,973    250,312
   Customer deposits
    and unearned
    revenue          (301,638)    382,097      79,391      132,474     13,133
                    ----------  ----------  ----------  ----------- -----------
Net cash (used in)
 provided by oper-
 ating activities  (1,480,641)     45,610     (18,949)  (2,118,835)  (182,204)
Investing
 Activities:
Purchases of
 property and
 equipment           (493,990)    (31,969)    (27,887)    (230,669)   (26,542)
                    ----------  ----------  ----------  ----------- -----------
Net cash used
 in investing
 activities          (493,990)    (31,969)    (27,887)    (230,669)   (26,542)
Financing
 Activities:
Proceeds from
 note payable         250,000          --          --           --    250,000
Principal payments
 on note payable     (250,000)         --          --           --     (1,545)
Proceeds from
 issuance of
 common stock       5,990,575      14,876          --            5     16,044
                    ----------  ----------  ----------  ----------- -----------
Net cash provided
 by financing
 activities         5,990,575      14,876          --            5    264,499
Net increase
 (decrease)
 in cash            4,015,944      28,517     (46,836)  (2,349,499)    55,753
Cash and cash
 equivalents,
 beginning of
 period                36,024       7,507      54,343    4,051,968     36,024
Cash and cash
 equivalents,
 end of period     $4,051,968  $   36,024  $    7,507   $1,702,469  $  91,777




                                 COMPURAD, INC.
                        NOTES TO FINANCIAL STATEMENTS
                                 June 30, 1997
         (Information For The Period Ended June 30, 1997 Is Unaudited)

1.  Business And Significant Accounting Policies

Description Of Business

CompuRAD, Inc. ("the Company") develops, manufactures and markets computer software which captures, stores, distributes and displays electronic medical images and other types of clinical information and distributes this information i) between hospitals and physicians, offices and homes; ii) between clinicians and healthcare delivery systems; and iii) between various departments within hospitals and clinics. The Company currently operates primarily in North America and in only one business segment, the medical software industry.

Interim Financial Information

The financial statements at June 30, 1997 and for the six months ended June 30, 1997 are unaudited, but include all adjustments (consisting only of normal recurring adjustments) that management considers necessary for a fair presentation of the financial information set forth herein, in accordance with generally accepted accounting principles. The results for the six months ended June 30, 1997 are not necessarily indicative of the results for the entire year.

Cash And Cash Equivalents

Cash equivalents include investments (primarily money market accounts and overnight reverse repurchase agreements) with maturities of three months or less from the date of purchase. On December 31, 1996, the Company purchased $4 million of U.S. Government Securities from Bank One, Arizona (the "Bank") under an agreement to resell such securities. The Company did not take possession of the securities, which were instead held in the Company's safekeeping account at the Bank. The amortized cost of this investment approximates the market value.

Inventories

The Company values its inventories at the lower of cost or market. Cost is computed on a first-in, first-out basis. Substantially all inventories are comprised of finished computer hardware goods purchased from other computer manufacturers. The Company does not modify any such computer hardware, but integrates its software into the customer's ordered system.

Property And Equipment

Property and equipment are stated at cost and consist primarily of computer equipment and office furniture. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Accumulated depreciation was $223,825, $109,835 and $53,226 at June 30, 1997, December 31, 1996 and 1995, respectively.

Impairment Of Assets

Impairment is recognized in operating results if a permanent decline in value occurs. The Company will measure possible impairment of its intangible and tangible assets periodically, by comparing the cash flows generated by those assets to their carrying values. The Company will periodically evaluate the useful lives assigned to the various categories of intangible and tangible assets considering such factors as (i) demand, obsolescence, competition, market share, and other economic factors; (ii) legal and regulatory provisions; and (iii) the periods expected to be benefitted.




                                 COMPURAD, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                              June 30, 1997
         (information For The Period Ended June 30, 1997 Is Unaudited)

Software Development Costs

Under Statement of Financial Accounting Standards No. 86, Accounting for The Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, once technological feasibility is established related to software development costs for new products or for enhancements to existing products which extend the product's useful life, such costs are capitalized up until the time the product or enhancement is available for release to customers, after which the capitalized costs are amortized over the estimated life of the products. There have been no new products or enhancements for which technological feasibility has been established at June 30, 1997. Through June 30, 1997, all software development costs have been charged to expense.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. This method gives consideration to the future tax consequences associated with temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

Stock Based Compensation

The Company accounts for stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), and intends to continue to do so.

Revenue Recognition

Revenue from the sale of hardware and software is recognized when the product has been shipped, and related costs of installation are accrued upon shipment. Revenue from maintenance, service, and support agreements is recognized over the term of the agreement, which in most instances is one year. Revenue from post-contract customer support is recognized in the period the customer support services are provided. At the request of certain customers, the Company acquires computer hardware for purposes of configuration with its software products. The Company expects that this service of acquiring hardware for resale will be phased out in the next several years.

Credit Risk

The Company's products are sold exclusively to entities and individuals in the healthcare industry. The Company has not experienced significant bad debts in the past. The Company generally requires customer deposits on orders of up to 50% to mitigate its credit risk. One customer represented 22% and 31% of net revenues in 1996 and 1995, respectively and 24% and 22% of net revenues for the six months ended June 30, 1997 and 1996, respectively. No individual customer represented more than 10% of net revenues in 1994.

Fair Value Of Financial Instruments

The Company's cash, accounts receivable, and notes payable represent financial instruments as defined by Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments. The carrying value of these financial instruments is a reasonable approximation of fair value.

Use Of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loss Per Common Share

Loss per common share is computed using the weighted average number of shares of common stock outstanding, except as noted below. Common equivalent shares from stock options are excluded from the computation when their effect is antidilutive, except that, pursuant to the Securities and Exchange Commission Staff Accounting Bulletins and Staff Policy, common shares, warrants, and options issued during the period commencing 12 months prior to the initial filing of the initial public offering at prices below the anticipated public offering price are presumed to have been in contemplation of the public offering and have been included in the calculation for periods prior to the initial public offering, determined using the treasury stock method.

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS No. 128"), which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. Due to the Company's net losses for the periods presented, the impact of SFAS No. 128 will not be material.

2.  Notes Payable

Note Payable To Related Party

Note payable to related party consists of a $250,000 unsecured, non-interest bearing note to Arizona State Radiology ("ASR") (see Note 6), which is payable on December 31, 2002. Original issue discount has been recorded to establish the effective interest rate of the note to 14% per annum. Unamortized original issue discount totaled $128,065, $132,031 and $150,031 at June 30, 1997,
December 31, 1996 and 1995, respectively. Interest expense totaled $18,000, $12,272 and $10,768 for the years ended December 31, 1996, 1995 and 1994, respectively and $3,966 and $9,000 for the six months ended June 30, 1997 and 1996, respectively.

Note Payable To Bank

On May 6, 1996, the Company received a $250,000 loan and issued a note payable to a bank which was repaid September 1996. The note was co-signed by a relative of a Company director and officer, who received options to purchase 75,000 shares of the Company's common stock at $0.007 per share as consideration for such co-signature. The Company has recognized a charge of $187,500, based on an estimated fair market value of $2.50 per share, in connection with such option grant. The note was paid in full upon completion of the Company's initial public offering.

3.  Common Stock

In January 1996, the Company merged with and into CompuMed Teleradiology, a Delaware corporation. As a result of the merger, a new class of preferred stock was authorized, and the par value of the Company's stock was changed from no par to $.01 per share.

On August 28, 1996, the Company completed an initial public offering, selling 1,000,000 shares of common stock at $6.00 per share. The net proceeds to the Company were $5,130,000. In connection with the initial public offering, there was a 150-for-1 stock split. All share and per share amounts have been retroactively restated to reflect the stock split. On October 1, 1996, the Company's underwriters exercised a portion of their overallotment option. The underwriters purchased an additional 150,000 shares of Common Stock from the Company, resulting in additional net proceeds of $837,000 to the Company.

Warrants for the purchase of 100,000 shares of Common Stock were outstanding at December 31, 1996, with exercise prices of $7.20 per share. These warrants are currently exercisable, will terminate in August 2001, and may be exercised on a net basis.

Stock Based Compensation And Expenses

The Company established a non-qualified stock option plan ("the 1994 Plan") effective October 27, 1994. The exercise price of the options, as well as the vesting period, are established by the Company's Board of Directors. The Company does not intend to grant further options under the 1994 Plan. A summary of activity under the 1994 Plan is as follows:

                                                                 Weighted
                                                    Exercise     Average
                                                    Price Per    Exercise
                                         Shares       Share       Price
                                       -----------  -----------  ---------
Balance at October 27, 1994
 (inception of Plan)                           --   $        --    $    --
   Granted                                637,500         0.050      0.050
   Exercised                                   --            --         --
   Canceled                                    --            --         --
                                       -----------  -----------  ---------
Balance at December 31, 1994              637,500         0.050      0.050
   Granted                                917,250         0.000      0.000
   Exercised                           (1,122,600)  0.000-0.050      0.020
   Canceled                               (54,750)        0.000      0.00
                                       -----------  -----------  ---------
Balance at December 31, 1995              377,400   0.00-0.050      0.025
   Granted                                 75,000         0.007      0.007
   Exercised                             (277,680)  0.000-7.435      0.036
   Canceled                                (3,450)        0.000      0.00
                                       -----------  -----------  ---------
Balance at December 31, 1996              171,270   0.000-7.435      0.0005
   Granted                                     --           --          --
   Exercised                               (3,450)       0.007       0.007
   Canceled                                (8,250)       0.00        0.00
                                       -----------  -----------  ---------
Balance at June 30, 1997                  159,570   $    0.007     $ 0.007
                                       ===========  ===========  =========
Options exercisable at June 30, 1997	     	30,810
                                       ===========
All options granted in 1995 had an exercise price of less than $0.005 per share. The Company recognized stock-based compensation and expenses of $367,500 and $100,000 for the year ended December 31, 1996 and 1995, respectively, and $6,000 and $361,500 for the six months ended June 30, 1997 and 1996, respectively, for the difference between the exercise price of stock options and common stock awards granted in October 1995, March 1996, and April 1996, and the fair value of the Company's common stock, as estimated by its Board of Directors. Stock-based compensation and expenses are amortized to expense over the vesting periods of the underlying awards.

The Company has elected to follow APB 25 and related interpretations in accounting for its stock options because, as discussed below, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("Statement 123"), requires use of option valuation models that were not developed for use in valuing stock options.

Pro forma information regarding net income or loss is required by Statement 123, and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. For pro forma disclosure purposes, the fair value for these options was estimated at the date of grant using the Minimum Value method, as all options were granted prior to the Company's initial public offering. The following assumptions were used for 1996 and 1995:

                                        Years Ended December 31,
                                        ------------------------
                                             1996        1995
                                        -------------  ----------
       Contractual term of the award       15 years     15 years
       Expected life of award               2 years      2 years
       Fair value of stock at grant date  $1.00-7.44      $0.39
       Option exercise price                  $--          $--
       Risk-free interest rate                 6%           6%

Option valuation models require the input of highly subjective assumptions including the expected exercise life of an award. Because the Company's stock options have characteristics significantly different from traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. The Company's pro forma net loss under Statement 123 is not materially different from historical results.

The weighted-average fair value of options granted was $1.50 per share and $0.19 per share in 1996 and 1995, respectively.

Employee Stock Purchase Plan

In July 1996, the Board of Directors authorized the 1996 Employee Stock Purchase Plan ("1996 Purchase Plan"). A total of 100,000 shares are reserved for issuance under the 1996 Purchase Plan. The 1996 Purchase Plan permits eligible employees to purchase common stock through payroll deductions, subject to certain limitations. The price at which stock is purchased under the 1996 Purchase Plan is equal to 85% of the fair market value of the common stock on the first day of the applicable offering period or the last day of the applicable offering period, whichever is lower. No shares have been issued under the 1996 Purchase Plan.

1996 Stock Option Plan

In July 1996, the Board of Directors adopted the 1996 Stock Plan ("the 1996 Plan"), reserving 400,000 shares for issuance thereunder. Under the 1996 Plan, options and stock purchase rights may be granted to the Company's employees, directors and consultants. Only employees may receive incentive stock options, which are intended to qualify for certain tax treatment; nonemployees, including nonemployee directors, may receive nonstatutory stock options, which do not qualify for such treatment. No options have been granted to nonemployees. The exercise price of incentive stock options under the 1996 Plan must be at least equal to the fair market value of the common stock on the date of grant and, with the exception of the Company's officers whose options vest at the date of grant, the options generally vest on a cumulative annual basis over a five year period and expire ten years from the date of grant unless terminated sooner pursuant to the provisions of the 1996 Plan. A summary of activity under the 1996 Plan is as follows:



                                                                 Weighted
                                                    Exercise     Average
                                                    Price Per    Exercise
                                         Shares       Share       Price
                                       -----------  -----------  ---------
Balance at July 15, 1996
 (inception of Plan)                            --   $       --   $     --
   Granted                                      --           --         --
   Exercised                                    --           --         --
   Canceled                                     --           --         --
                                       -----------  -----------  ---------
Balance at December 31, 1996                    --           --         --
   Granted                                 150,640   5.125-6.60       5.89
   Exercised                                    --           --         --
   Canceled                                (44,750)  5.125-6.00       5.84
                                       -----------  -----------  ---------
Balance at June 30, 1997                   105,890  $5.125-6.60    $  5.92
                                       ===========  ===========  =========
Options exercisable at June 30, 1997        34,500
                                       ===========

4.  Income Taxes

The Company was a subchapter S corporation for income tax purposes prior to its initial public offering, and all tax attributes of the Company flowed through to its stockholders. At the date of the offering, deferred taxes were established for the difference in the financial reporting and tax basis of the Company's assets and liabilities.

The Company's deferred tax assets at June 30, 1997 and December 31, 1996 approximate $640,000 and $322,000, respectively. The deferred tax assets at each such date were fully offset by a valuation allowance due to uncertainties regarding recoverability.

5.  Operating Leases

In August 1996, the Company entered into a lease arrangement for a new facility to conduct its corporate operations. The Company is responsible for monthly rental payments and certain monthly operating and maintenance expenses of the facility. The lease expires in 2001. The future minimum rental payments under this operating lease arrangement are as follows:

                     1997      $193,001
                     1998       204,702
                     1999       208,755
                     2000       217,104
                     2001       167,661
                               --------
                               $991,223
                                ========

Rent expense totaled $44,196, $39,513 and $31,949 for the years ended December 31, 1996, 1995 and 1994, respectively and $101,385 and $32,307 for the six months ended June 30, 1997 and 1996, respectively.

6.  Related Party Transactions

The Company's president was, and certain of the Company's stockholders are, stockholders of ASR. Certain technology was transferred to the Company shortly after its inception by ASR. The terms and amount to be paid to ASR for such technology were subject to negotiations between the parties, which were finalized in July 1996. The final settlement, which is reflected in the accompanying financial statements if it had occurred on January 1, 1993, called for the Company to pay ASR a settlement consisting of common stock, a note payable (see Note 2), and a deferred payment of $541,676 due either in cash or stock. The technology was valued at $610,000, based on the value of consideration given, and was amortized over a three year period beginning January 1, 1993. The technology is fully amortized on the accompanying balance sheets. The Company issued 93,480 shares of stock to ASR in November 1996 in compensation of the deferred payment. Subsequently, ASR requested mediation with the Company related to the number of shares tendered. Should mediation be unsuccessful, ASR could file litigation against the Company. While the outcome of such litigation is uncertain, the Company believes it has meritorious defenses to the claims and intends to conduct a vigorous defense.

7.  Subsequent Events

On July 30, 1997, the Company purchased certain technology from Star Technologies, Inc., a Delaware corporation, for 100,000 restricted shares of the Company's Common Stock and future royalties on software sales.

On August 28, 1997, the Company entered into an agreement to acquire certain assets from Medical Imaging Technology Associates, Inc. for 17,500 shares of common stock, effective April 1998.

On September 28, 1997, the Company entered into an Agreement and Plan of Merger and Reorganization with Lumisys, Inc. ("Lumisys"), subject to the approval of both stockholder groups. In the merger, each outstanding share of the Company's outstanding common stock will be converted into the right to receive 0.928 shares of Lumisys' common stock. In addition, outstanding options and warrants to purchase the Company's common stock will be converted into corresponding rights to purchase Lumisys' common stock on the same basis. There is no assurance that the merger will be successfully completed.



                                                                  EXHIBIT 99.3

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements give effect to the merger of Lumisys and CompuRAD to be accounted for as a pooling of interests. The unaudited pro forma combined condensed balance sheet presents the combined financial position of Lumisys and CompuRAD assuming that the proposed merger had occurred as of June 30, 1997. The unaudited pro forma combined condensed statements of operations give effect to the proposed merger of Lumisys by combining the results of operations for the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994. These unaudited pro forma combined condensed financial statements are based on and should be read in conjunction with the historical financial statements and notes thereto of Lumisys and CompuRAD, which are included elsewhere in this Joint Proxy Statement/Prospectus.

                                   Six Months Ended
                                   ----------------
                                        June 30,      Year Ended December 31,
                                   ----------------  -------------------------
                                     1997    1996      1996    1995     1994
                                   -------  -------  -------  -------  -------
Sales                              $15,094  $13,785  $28,966  $21,337  $10,131
Cost of revenues                     6,711    6,613   13,312   10,713    4,807
                                   -------  -------  -------  -------  -------
  Gross profit                       8,383    7,172   15,654   10,620    5,324
                                   -------  -------  -------  -------  -------
Operating expenses:
  Research and development           3,324    2,534    5,545    3,510    1,826
  Sales and marketing                2,376    1,379    3,093    2,250    1,148
  General and administrative         1,898    1,567    3,151    2,289      859
  Amortization of intangible asset      --       --       --      203      203
  Acquired in-process R&D               --       --       --    1,442       --
  Stock-based compensation and expense   6      361      367      100       --
                                   -------  -------  -------  -------  -------
    Total operating expenses         7,604    5,841   12,156    9,794    4,036
                                   -------  -------  -------  -------  -------
Income from operations                 779    1,331    3,498      826    1,288
Other income, net                      564      422      979      213       86
                                   -------  -------  -------  -------  -------
Income before provision for income
 taxes                               1,343    1,753    4,477    1,039    1,374
Provision (benefit) for income taxes   830      497    1,662     (762)      95
                                   -------  -------  -------  -------  -------
Net income                         $   513  $ 1,256  $ 2,815  $ 1,801  $ 1,279
                                   =======  =======  =======  =======  =======

Accretion of mandatorily redeemable
  convertible preferred stock           --       --       --       --       96
Net income attributable to common
 stock                             $   513  $ 1,256  $ 2,815  $ 1,801 	$ 1,183
                                   =======  =======  =======  =======  =======
Net income per share               $  0.05  $  0.14  $  0.30  $  0.25  $  0.19
                                   =======  =======  =======  =======  =======
Shares used in per share
 calculations                       10,291    9,258    9,540    7,236    6,576
                                   =======  =======  =======  =======  =======
   See accompanying notes to pro forma combined condensed financial statements.


                                LUMISYS AND COMPURAD
               UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                       ASSETS

                                   Lumisys   CompuRAD       Pro Forma
                                   June 30,   June 30, ---------------------
                                     1997       1997   Adjustments  Combined
                                   --------  --------  ------------ ---------
                                                  (in thousands)
Current Assets:
  Cash and cash equivalents         $19,822   $ 1,702     $(1,500)   $20,024
  Accounts receivable, net            3,462     2,736        (245)     5,953
  Inventories                         3,487       660          --      4,147
  Deferred tax assets                 1,429        --          --      1,429
  Other current assets                  322       196          --        518
    Total current assets             28,522     5,294          --     32,071
Property and equipment, net             343       655          --        998
Other assets                             57        --          --         57
                                    $28,922   $ 5,949     $(1,745)   $33,126

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                  $ 1,243   $   873     $  (245)   $ 1,871
  Accrued expenses                    1,996       332         800      3,128
  Deferred revenue                       --       360          --        360
    Total current liabilities         3,239     1,565         555      5,359
Note payable to related party            --       122          --        122
Stockholders' equity:
  Preferred stock                        --        --          --         --
  Common stock                            6     6,552      (6,548)        10
  Additional paid-in capital         23,485       473       6,548     30,506
  Retained earnings (deficit)         2,218    (2,763)     (2,300)    (2,845)
  Deferred compensation relating
    to stock options                    (26)       --          --        (26)
    Total stockholders' equity       25,683     4,262          --     27,645
                                    $28,922   $ 5,949     $(1,745)   $33,126

  See accompanying notes to pro forma combined condensed financial statements.


                                 LUMISYS AND COMPURAD
            NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1.  Periods Covered

The unaudited pro forma combined condensed balance sheet presents the combined financial position of Lumisys and CompuRAD as of June 30, 1997 assuming that the proposed Merger had occurred as of June 30, 1997. Such pro forma information is based upon the historical consolidated balance sheet data of Lumisys and historical balance sheet of CompuRAD as of that date. The unaudited pro forma combined condensed statement of operations gives effect to the proposed merger of Lumisys and CompuRAD by combining the results of operations of Lumisys and CompuRAD for the three years ended December 31, 1996 and the six months ended June 30, 1997 and 1996, respectively, on a pooling of interest basis.

2.  Pro Forma Net Income Per Share

The unaudited pro forma combined net income per share is based upon the weighted average number of common stock and common stock equivalent shares outstanding of Lumisys and CompuRAD for each period using an exchange ratio of one share of Lumisys Common Stock for each .928 shares of CompuRAD Common Stock.

3.  Conforming Adjustments And Intercompany Transactions

Sales from Lumisys to CompuRAD were $717,000 and $377,000 for the six months ended June 30, 1997 and June 30, 1996, and $970,000, $233,000 and $198,000 for
fiscal 1996, 1995 and 1995, respectively. There were no sales from CompuRAD to Lumisys during any periods presented.

Accounts receivable representing sales from Lumisys to CompuRAD were $245,000 at June 30, 1997.

4.  Transaction Costs And Restructuring Expenses

Total costs associated with the Merger are expected to be approximately $1.5 million. This amount is a preliminary estimate only and is, therefore, subject to change. Such costs include approximately $1.5 million of transaction costs. In addition, Lumisys will incur other costs of approximately $800,000. Transaction costs to be incurred by Lumisys and CompuRAD include fees to financial advisors and for legal and accounting expenses and other related expenses.

These costs of the Merger will be expensed in the period in which the transaction is consummated. Accordingly, the unaudited pro forma combined statement of operations does not reflect such costs and expenses. The unaudited pro forma combined condensed balance sheet gives effect to such expenses as is if they had been incurred as of June 30, 1997.



(..continued)








21425520_
120597_